UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report                             November 1, 1996

                          WOLOHAN LUMBER CO.
     (Exact name of registrant as specified in its charter)

                Michigan                            38-1746752
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation  or organization)            Identification
                                                 Number)


                             1740 Midland Road, Saginaw, Michigan 48603
                               (Address of principal executive offices)


                                        (517) 793-4532
                              (Registrant's   telephone   number,
                                 including area code)




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Item 4. Changes in Registrant's Certifying Accountants

  At a meeting held on November 1, 1996, the Board of Directors of the Company approved the engagement of Rehmann Robson as its independent auditors for the fiscal year ending December 27, 1997, to replace the firm of Ernst & Young LLP, who will be dismissed as auditors of the Company effective March 31, 1997. Ernst & Young LLP will continue as the Company's independent auditors for the fiscal year ending December 28, 1996. The audit committee of the Board of Directors approved the change in auditors on October 31, 1996.

  The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

  In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1994, and December 31, 1995, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

  The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated
  November 5, 1996 is filed as Exhibit 1 to this Form 8-K.


Item 7. Financial Statements and Exhibits

  (c) The following exhibit is filed as part of this Report.

        1)  Letter  from Ernst & Young LLP to the Securities  and
            Exchange Commission.

                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.




                                   WOLOHAN LUMBER CO.
                                   Registrant




Date:          November 6, 1996              /s/ David G. Honaman
                                             David G. Honaman
                                             Vice President -
                                              Administration
                                              and Chief Financial Officer